Exhibit 3.1

AMENDMENT TO AMENDED AND RESTATED
BYLAWS OF NU SKIN ENTERPRISES, INC.

        The undersigned, in his capacity as the duly appointed and incumbent Secretary of Nu Skin Enterprises, Inc. (the “Corporation”), hereby certifies on behalf of the Corporation that the following Amendment to the Amended and Restated Bylaws of the Corporation (the “Bylaws”) was duly adopted by the Board of Directors of the Corporation on January 1, 2008:

    1.        Section 4.2 of the Corporation’s Bylaws is hereby amended and restated to read in its entirety as follows:

        “4.2 Certificates of Stock. The Corporation’s shares of stock shall be represented by certificates, provided that the Board of Directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Shares of stock represented by certificates shall be in such form as shall be approved by the Board of Directors, to the extent consistent with applicable law. Stock certificates shall be numbered in the order of their issue and shall be signed by or in the name of the Corporation by (i) the chairperson or vice chairperson, if any, of the Board of Directors, or the president or a vice president and (ii) the treasurer, an assistant treasurer, the secretary or an assistant secretary. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who signed or whose facsimile signature has been placed upon a certificate shall have ceased to be an officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. Each certificate that is subject to any restriction on transfer shall have conspicuously noted on its face or back either the full text of the restriction or a statement of the existence of the restriction.”

    2.        Section 4.3 of the Corporation’s Bylaws is hereby amended and restated to read in its entirety as follows:

        “4.3 Transfers. Subject to the restrictions, if any, stated or noted on the stock certificates, shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his attorney, (i) with regard to certificated shares, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, and (ii) with regard to uncertificated shares, upon delivery of an instruction duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. Except as may be otherwise required by the DGCL, by the Certificate of Incorporation or by these Amended and Restated Bylaws, the Corporation shall be entitled to treat the record holder of shares of capital stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such capital stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Amended and Restated Bylaws.”

    3.        Section 4.4 of the Corporation’s Bylaws is hereby amended and restated to read in its entirety as follows:

        “4.4 Lost, Stolen or Destroyed Certificates. The Corporation may issue (i) a new stock certificate or (ii) uncertificated shares in place of any certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity as the Board of Directors may require for the protection of the Corporation or any transfer agent or registrar.”

    4.        All other provisions of the Bylaws remain in full force and effect.

Date: January 1, 2008

/s/ D. Matthew Dorny
D. Matthew Dorny
Secretary